Execution Copy










                   SECURITIES LENDING AUTHORIZATION AGREEMENT

                                     Between


                                FIFTH THIRD FUNDS
                 ON BEHALF OF ITS SERIES AS LISTED ON SCHEDULE B

                                       and

                       STATE STREET BANK AND TRUST COMPANY

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                                TABLE OF CONTENTS
                                                                            PAGE

1.       DEFINITIONS..........................................................1

2.       APPOINTMENT OF STATE STREET..........................................2

3.       SECURITIES TO BE LOANED..............................................3

4.       BORROWERS............................................................3

5.       SECURITIES LOAN AGREEMENTS...........................................4

6.       LOANS OF AVAILABLE SECURITIES........................................5

7.       DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT TO
                  LOANED SECURITIES...........................................5

8.       COLLATERAL...........................................................6

9.       INVESTMENT OF CASH COLLATERAL AND COMPENSATION.......................7

10.      FEE DISCLOSURE.......................................................9

11.      RECORDKEEPING AND REPORTS............................................9

12.      STANDARD OF CARE.....................................................9

13.      REPRESENTATIONS AND WARRANTIES.......................................10

14.      BORROWER DEFAULT INDEMNIFICATION.....................................11

15.      CONTINUING AGREEMENT AND TERMINATION.................................12

16.       NOTICES.............................................................13

17.      SECURITIES INVESTORS PROTECTION ACT..................................13

18.      AUTHORIZED REPRESENTATIVES...........................................14

19.      AGENTS...............................................................14

20.      FORCE MAJEURE........................................................14

21.      NON-US BORROWERS.....................................................14

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22.      MISCELLANEOUS........................................................14

23.      COUNTERPARTS.........................................................15

24.      MODIFICATION.........................................................15

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                             EXHIBITS AND SCHEDULES



         SCHEDULE A (Schedule of Fees)

         SCHEDULE B (Funds)

         SCHEDULE C (Acceptable Forms of Collateral)

         EXHIBIT 4.1 (State Street Securities Loan Agreement)

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                   SECURITIES LENDING AUTHORIZATION AGREEMENT

         Agreement dated the ____ day of April, 2007 between FIFTH THIRD FUNDS (the "Trust"), a Massachusetts business trust, on behalf of its series as listed on Schedule B (as amended from time to time), severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (each such series, a "Fund" and, collectively, the "Funds"), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (defined below) (collectively, "State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Trust with respect to the lending of certain securities of the Trust held by State Street as custodian.

         This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each Fund, and no Fund shall be responsible or liable for any of the obligations of any other Fund under this Agreement or otherwise, notwithstanding anything to the contrary contained herein. In addition, with respect to transactions entered into by a Fund, neither State Street nor any Borrower (as defined below) shall in any event have recourse to the assets of any other Fund.

         NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties does hereby covenant and agree as follows:

1.       Definitions. For the purposes hereof:

         (a) "Authorized Representative" means any person who is, or State Street reasonably believes to be, authorized to act on behalf of a Fund with respect to any of the transactions contemplated by this Agreement.

         (b) "Available Securities" means the securities of the Funds that are available for Loans pursuant to Section 3.

         (c) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in Section 4.

         (d) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

         (e) "Investment Manager" when used in any provision, means the person or entity who has discretionary authority over the investment of the Available Securities to which the provision applies.

         (f) "Loan" means a loan of Available Securities to a Borrower.


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         (g) "Loaned Security" shall mean any "security" which is delivered as a
Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

         (h) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis. Upon reasonable request, State Street shall provide to the Fund a list of such pricing information services currently in use by State Street.

         (i) "Replacement Securities" means securities of the same issuer, class and denomination as Loaned Securities.

         (j) "Securities Loan Agreement" means the agreement between a Borrower and State Street (on behalf of the Funds) that governs Loans, as described in
Section 5.

         (k) "State Street Affiliates" means any entity that directly or indirectly through one or more intermediaries, controls State Street or that is controlled by or is under common control with State Street.

2.       Appointment of State Street.

         Each Fund hereby appoints and authorizes State Street as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. Each Fund agrees that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street shall take action as agent of the Fund only on a disclosed basis. State Street is also hereby authorized to request a third party bank to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower pursuant to the terms hereof. In connection therewith, State Street may instruct such third party bank to establish and maintain a Borrower's account and a State Street account wherein all Collateral, including cash, shall be maintained by such bank (as applicable) in accordance with the terms of a form of custodial arrangement which shall also be consistent with the terms hereof.

3.       Securities to be Loaned.

         All of the Fund's securities held by State Street as custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except those


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securities which the Fund or the Investment Manager specifically identifies herein or in notices to State Street as not being Available Securities. In the absence of any such identification herein or other notices identifying specific securities as not being Available Securities, State Street shall have no authority or responsibility for determining whether any of the Fund's securities should be excluded from the securities lending program.

4.       Borrowers.

         The Available Securities may be loaned to any Borrower identified on the schedule of borrowers attached hereto as Schedule D, as such schedule may be modified from time to time by State Street and either the Fund, or the Investment Manager, on behalf of the Fund (including, without limitation, State Street, to the extent so identified on Schedule D). However, if Available Securities are loaned to State Street, in addition to being consistent with the terms hereof, said Loan shall be made in accordance with the terms of the Securities Loan Agreement attached hereto as Exhibit 4.1, as modified from time to time in accordance with the provisions therein and herein (hereinafter, the "State Street Securities Loan Agreement"). The form of the State Street Securities Loan Agreement may be modified by State Street from time to time, without the consent of the Funds, in order to comply with the requirements of law or any regulatory authority having jurisdiction over State Street, the Funds, the securities lending program or in any other manner that is not material and adverse to the interests of the Funds.

         Each Fund acknowledges that it is aware that State Street, acting as "Lender's Agent" hereunder and thereunder, is or may be deemed to be the same legal entity as State Street acting as "Borrower" under the State Street Securities Loan Agreement, notwithstanding the different designations used herein and therein or the dual roles assumed by State Street hereunder and thereunder. Each Fund represents that the power granted herein to State Street, as agent, to lend Available Securities owned by the Fund (including, in legal effect, the power granted to State Street to make Loans to itself) and the other powers granted to State Street, as agent herein, are given expressly for the purpose of averting and waiving any prohibitions upon such lending or other exercise of such powers which might exist in the absence of such powers, and that transactions effected pursuant to and in compliance with this Agreement and the State Street Securities Loan Agreement will not constitute a breach of trust or other fiduciary duty by State Street.

         Each Fund further acknowledges that it has granted State Street the power to effect Loans with State Street and other powers assigned to State Street hereunder and under the Securities Loan Agreements and the State Street Securities Loan Agreement as a result of the Fund's desire to increase the opportunity for it to lend securities held in its account on fair and reasonable terms to qualified Borrowers without such loans being considered a breach of State Street's fiduciary duty. In connection therewith, each party hereby agrees that it shall furnish to the other party, upon request (i) the most recent available audited statement of its financial condition, and (ii) the most recent available unaudited statement of its financial condition, if more recent than the audited statement. As long as any Loan is outstanding


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under this Agreement, each party shall also promptly deliver to the other party all such financial information that is subsequently available, and any other financial information or statements that such other party may reasonably request.

         In the event any such Loan is made to State Street, State Street hereby covenants and agrees for the benefit of the Funds that it has adopted and implemented procedural safeguards to help ensure that all actions taken by it hereunder will be effected by individuals other than, and not under the supervision of, individuals who are acting in a capacity as Borrower thereunder, and that all trades effected hereunder will take place at the same fully negotiated "arms length" prices offered to similarly situated third parties by State Street when it acts as lending agent, notwithstanding the inherent conflict of interest with respect to Loans to be effected by State Street to State Street.

         State Street shall not be responsible for any statements, representations, warranties or covenants made by any Borrower in connection with any Loan or for any Borrower's performance of or failure to perform the terms of any Loan under the applicable Securities Loan Agreement or any related agreement, including the failure to make any required payments, except as otherwise expressly provided herein. For avoidance of doubt, the foregoing sentence shall not serve as any limitation on a Fund's remedies against State Street Bank and Trust Company, or a State Street Affiliate, under the applicable Securities Loan Agreement or applicable law, to the extent it is the Borrower of a Loan of Available Securities of such Fund authorized in accordance herewith.

5.       Securities Loan Agreements.

         Each Fund authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower. Certain terms of individual Loans, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a Loan is made.

6.       Loans of Available Securities.

         State Street shall be responsible for determining whether any Loans of a Fund's Available Securities shall be made and shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Fund. In the event of a default by a Borrower on any Loan (within the meaning of the applicable Securities Lending Agreement), State Street shall be fully protected in acting in any manner it deems reasonable and appropriate. All Loans will be terminable on demand (which, for clarity, may mean a period not longer than the customary settlement period for the Available Securities in question) and, upon notice to State Street, a Fund has the right to direct State Street to initiate action to terminate any Loan of its Available Securities made under this Agreement.


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         Each Fund acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of a Fund's
Available Securities will in fact be loaned to Borrowers. Each Fund agrees that it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

         Each Fund also acknowledges that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Loan Agreement and in no event later than the end of the customary settlement period. Upon receiving a notice from the Fund or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such Available Securities is terminated and that such Available Securities are to be returned within the time specified by the applicable Securities Loan Agreement and in no event later than the end of the customary settlement period.

7.       Distributions on and Voting Rights with Respect to Loaned Securities.

         Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Fund's account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan to which such dividend relates (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is actually made; provided that the Fund or Investment Manager may, by giving State Street ten (l0) business days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Fund's account on the date it is delivered to State Street.

         Each Fund acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to Available Securities that are on Loan on the applicable record date for such Available Securities.

         Each Fund also acknowledges that any payments of distributions from Borrower to the Fund are in substitution for the interest or dividends accrued or paid in respect of Loaned


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Securities and that the tax and accounting treatment of such payments may differ from the tax and accounting treatment of such interest or dividends.

         If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the affected Fund or its Investment Manager are complied with, but State Street shall not be required to make any payment unless the Fund has first provided State Street with funds to make such payment.

         Each Fund acknowledges and agrees that, with respect to a dividend paid during the Loan term by a company that is a resident of France, the Fund will not be entitled to receive, either from the French company or the Borrower, any additional dividends (sometimes referred to as "complementary coupons") declared and payable by such company that are equivalent to a refund of any prepayment of French tax ("equalization tax" or "precompte") or an additional tax credit adjustment ("credit d'impot").

         Each Fund further acknowledges and agrees that the Fund will be required to accept cash in lieu of fractional shares in all instances in which an issuer does not issue fractional shares.

8.       Collateral.

         (a) Receipt of Collateral. Each Fund hereby authorizes State Street (or a third party bank as described in Section 2 above) to receive and to hold, on the Fund's behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any Loan of Available Securities made on behalf of the Fund pursuant to the Securities Loan Agreements. All investments of cash Collateral shall be for the account and at the risk of the Fund. Concurrently with or prior to the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule C. Said Schedule may be amended from time to time by State Street and the Fund.

         (b) Marking to Market. The initial Collateral received shall have (depending on the nature of the Loaned Securities and the Collateral received) a value of 102% or 105% of the Market Value of the Loaned Securities, or such other value, but not less than 102% of the Market Value of the Loaned Securities, as may be applicable in the jurisdiction in which such Loaned Securities are customarily traded.

         Pursuant to the terms of the applicable Securities Loan Agreement, State Street shall, in accordance with State Street's reasonable and customary practices, mark Loaned Securities and Collateral to their Market Value each business day based upon the Market Value of the Collateral and the Loaned Securities at the close of business employing the most recently available pricing information and receive and deliver Collateral in order to maintain the value


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of the Collateral at no less than one hundred percent (100%) of the Market Value of the Loaned Securities.

         (c) Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

         (d) Limitations. State Street shall invest cash Collateral in accordance with any directions, including any limitations established by the Funds and set forth on Schedule A. State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral. If the value of the cash Collateral so invested is insufficient to return any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement, the Fund shall be responsible for such shortfall as set forth in
Section 9.

9.       Investment of Cash Collateral and Compensation.

         To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street in any cash collateral investment vehicle designated on Schedule A. State Street does not assume any market or investment risk of loss associated with any investment or change of investment in any such investments, including any cash collateral investment vehicle designated on Schedule A.

         Each Fund acknowledges that interests in such mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of the State Street Affiliates provide services are not guaranteed or insured by State Street or any of the State Street Affiliates or by the Federal Deposit Insurance Corporation or any government agency.

         The net income generated by any investment made pursuant to the first paragraph of this Section 9 shall be allocated among the Borrower, State Street, and the Fund, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street, as compensation for its services in connection with this securities lending program, and the Fund and such income shall be credited to the Fund's account, in accordance with the fee split set forth on Schedule A.

         In the event the net income generated by any investment made pursuant to the first paragraph of this Section 9 does not equal or exceed the amount of the rebate fee due the Borrower for the use of cash Collateral, in accordance with the agreement between Borrower and State Street, State Street and the Fund shall, in accordance with the fee split set forth on Schedule A, share the amount of the rebate fee due to the Borrower that is equal to the difference between the net income generated and the amount of the rebate fee due to be paid to the Borrower pursuant to the Securities Loan Agreement. The Fund shall be solely


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responsible for any and all other amounts due to such Borrower pursuant to the
Securities Loan Agreement and State Street may debit the Fund's account accordingly. In the event debits to the Fund's account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event the foregoing does not eliminate the deficit, State Street shall have the right to charge the deficiency to any other account or accounts maintained by the Fund with State Street.

         To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the applicable Fund as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule A hereto; and
(b) the remainder of such loan premium shall be credited to the Fund's account.

         Each Fund hereby agrees that it shall reimburse State Street for any and all funds advanced by State Street on behalf of the Fund as a consequence of the Fund's obligations hereunder, including the Fund's obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 hereof.

10.      Fee Disclosure.

         The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on Schedule A hereto. Said fees may be changed from time to time by State Street upon notice to the Funds. An annual report with respect to such funds is available to the Funds, at no expense, upon request.

11.      Recordkeeping and Reports.

         State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a monthly basis, State Street will provide the Funds with a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

         Each Fund hereby agrees to participate in the Performance Explorer service offered by State Street through Data Explorers Limited and each Fund further agrees that as a condition for its participation in the Performance Explorer service, State Street is authorized by the Fund to provide to Data Explorers Limited information relating to the Fund's Loaned Securities on an anonymous basis for aggregation into the Data Explorers Limited database, provided that the identity of the Fund as owner of the Loaned Securities is in no way identifiable and provided further that Data Explorers Limited has agreed to treat any such


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information provided to it confidentially and to use such information solely for the purposes of providing the service. Accordingly, each Fund will be entitled to participate in the Performance Explorer's light level access, as described in the then current Data Explorers Limited brochure as provided to the Funds herewith and upon request, to information gathered through Data Explorers Limited. State Street does not control Data Explorers Limited, and hence, such access is subject to change by Data Explorers Limited.

12.      Standard of Care and Indemnification.

         (a) State Street shall use reasonable care in the performance of its duties hereunder consistent with that exercised by banks generally in the performance of duties arising from acting as agent for clients in securities lending transactions.

         (b) Each Fund shall indemnify State Street and hold State Street harmless from any loss or liability (including without limitation, the reasonable fees and disbursements of counsel) incurred by State Street in rendering services hereunder or in connection with any breach of the terms of this Agreement by such Fund, except such loss or liability which results from the State Street's failure to exercise the standard of care required by this
Section 12. Nothing in this Section shall derogate from the indemnities provided by State Street in Section 14. Upon prior notice to the affected Fund, State Street may charge any amounts to which it is entitled under this Section 12, and not in good faith disputed by the affected Fund, against the affected Fund's account.

         (c) Notwithstanding any express provision to the contrary herein, neither party shall be liable for any indirect, consequential, incidental, special or exemplary damages, even if it has been apprised of the likelihood of such damages occurring.

         (d) Each Fund acknowledges that in the event that its participation in securities lending generates income for the Fund, State Street may be required to withhold tax or may claim such tax from the Fund as is appropriate in accordance with applicable law.

         (e) State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any generally recognized pricing service and shall not be liable for any errors made by such service.

13.      Representations and Warranties.

         Each party hereto represents and warrants that (a) it has and will have the legal right, power and authority to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.


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

         Each Fund represents and warrants that (a) it has made its own determination as to the tax and accounting treatment of any dividends, remuneration or other funds received hereunder; (b) it is the legal and beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities; and (c) the financial statements delivered to State Street pursuant to Section 4 fairly present its financial condition and there has been no material adverse change in its financial condition or the financial condition of any parent company since the date of the balance sheet included within such financial statements. Each Loan shall constitute a present representation by the Fund that there has been no material adverse change in its financial condition or the financial condition of any parent company that has not been disclosed in writing to State Street since the date of the most recent financial statements furnished to State Street pursuant to Section 4.

         Each Fund further represents and warrants that it will immediately notify State Street orally and by written notice, of the relevant details of any corporate actions, private consent offers/agreements and/or any other off-market arrangements that may require the recall and/or restriction of a security from lending activity. Such written notice shall be delivered sufficiently in advance so as to: (a) provide State Street with reasonable time to notify Borrowers of any instructions necessary to comply with the terms of the corporate actions, private consent offers/agreements and/or other off-market arrangements, and (b) provide such Borrowers with reasonable time to comply with such instructions.

         The person executing this Agreement on behalf of the Funds represents that he or she has the authority to execute this Agreement on behalf of the Funds.

         Each Fund hereby represents to State Street that: (i) its policies and objectives generally permit it to engage in securities lending transactions;
(ii) its policies permit it to purchase shares of the State Street Navigator Securities Lending Trust with cash Collateral; (iii) its participation in State Street's securities lending program, including the investment of cash Collateral in the State Street Navigator Securities Lending Trust, and the existing series thereof has been approved by a majority of the directors or trustees which directors and trustees are not "interested persons" within the meaning of section 2(a)(19) of the Investment Company Act of 1940, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash Collateral in the State Street Navigator Securities Lending Trust, including any series thereof, is in the Fund's best interest; and (iv) its prospectus provides appropriate disclosure concerning its securities lending activity.

         Each Fund hereby further represents that it is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to this Agreement and the Securities; that it qualifies as an "accredited investor" within the meaning of Rule 501 of


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Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification number(s) and corresponding tax year-end are as set forth on Schedule B.

14.      Borrower Default Indemnification.

         (a) If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement), some or all of the Loaned Securities (including any non-cash distributions in the nature of a stock split or stock dividend added to the Loan pursuant to Section 7 hereof) under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the affected Fund against the failure of the Borrower as follows. State Street shall reasonably promptly purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities (including any non-cash distributions in the nature of a stock split or stock dividend added to the Loan pursuant to Section 7 hereof), to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. If and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street's expense, except to the extent any such insufficiency is the result of losses on the investment of cash Collateral in accordance herewith, which, as agreed in Section 8(d) and the first paragraph of
Section 9, shall be for the account of the Fund. To the extent any amount of indemnification to any Fund hereunder is to be made at State Street's expense, State Street may reduce such amount to be paid at State Street's expense, by any amount owed by such Fund to State Street in reimbursement for amounts paid or advanced by State Street on behalf of such Fund pursuant to the last paragraph of Section 9 hereof.

         (b) If State Street is unable to purchase Replacement Securities pursuant to Paragraph 14(a) hereof, State Street (at its expense, if and to the extent of any Collateral deficiency described in paragraph 14(a) hereof) shall credit to the affected Fund's account an amount (in U.S. dollars) equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market by the Borrower against the unreturned Loaned Securities; or (ii) the day on which the credit is made, if higher.

         (c) In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the affected Fund's account the value (in U.S. dollars) of all distributions on the Loaned Securities (not otherwise credited to the Fund's accounts with State Street) for record dates which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Fund's account pursuant to Paragraph (b).

         (d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of

Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street's expense.

         (e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Fund's account all other amounts owed by the Borrower to the Fund with respect to such Loan under the applicable Securities Loan Agreement.

         (f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Fund against the Borrower under the applicable Securities Loan Agreement.

15.      Continuing Agreement and Termination.

It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Funds and State Street may each at any time terminate this Agreement upon five (5) business days' written notice to the other to that effect. Following such termination, (a) no further Loans shall be made hereunder by State Street on behalf of the Funds, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided. State Street does not assume any market or investment risk of loss associated with the Fund's change in cash Collateral investment vehicles or termination of, or change in, its participation in this securities lending program and the corresponding liquidation of cash Collateral investments.

16.      Notices.

         Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

         If to the Funds:

                  Fifth Third Funds
                  38 Fountain Square Plaza
                  MD 1090BD
                  Cincinnati, OH 45263
                  Attn:  Richard B. Ille

         If to State Street:

                  State Street Bank and Trust Company
                  Securities Finance
                  State Street Financial Center
                  One Lincoln Street
                  Boston, MA 0211-2900

or to such other addresses as either party may furnish the other party by written notice under this section.

         Whenever this Agreement permits or requires the Funds to give notice to, or to direct or provide information to State Street, such notice, direction, or information shall be provided to State Street on the Funds' behalf by any individual designated for such purpose by the Funds in a written notice to State Street. This Agreement shall be considered such a designation of the person executing the Agreement on the Funds' behalf. After State Street's receipt of such a notice of designation and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

17.      Securities Investors Protection Act of 1970 Notice.

         EACH FUND IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BROKER'S OR DEALER'S OBLIGATION IN THE EVENT THE BROKER OR DEALER FAILS TO RETURN THE SECURITIES.

18.      Authorized Representatives.

         Each Fund authorizes State Street to accept and to act on any instructions or other communications, regardless of how sent or delivered, from any Authorized Representative. Each Fund shall be fully responsible for all acts of any Authorized Representative, even if that person exceeds his or her authority, and in no event shall State Street be liable to a Fund or any other third party for any losses or damages arising out of or relating to any act State Street takes or fails to take in pursuant to any such instructions or other communications.

19.      Agents.

         State Street may use such agents, including but not limited to, such regulated clearing agents, securities depositaries, nominees, sub-custodians, third party custodians and State Street Affiliates, as State Street deems appropriate to carry out its duties under this Agreement. To the extent the State Street Affiliates act as State Street's agent hereunder, State Street agrees to be responsible for the acts and omissions of such the State Street Affiliates as though performed by State Street directly. The Client agrees that State Street's sole liability for the acts or omissions of any other agent shall be limited to liability arising from State Street's failure to use reasonable care in the selection of such agent.

20.      Force Majeure.

         State Street shall not be responsible for any losses, costs or damages suffered by a Fund resulting directly or indirectly from war, riot, revolution, terrorism, acts of government or other causes beyond the reasonable control of State Street.

21.      Non-US Borrowers.

         In the event a Fund approves lending to Borrowers resident in the United Kingdom ("UK"), the Fund shall provide sufficient documentation, in the form and manner required by the UK Inland Revenue, to establish that the Fund is
(1) the beneficial owner of any manufactured dividends received and (2) not a UK recipient for purposes of UK manufactured overseas dividend rules

22.      Miscellaneous.

         This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning Loans of Available Securities by State Street on behalf of the Funds. This Agreement shall not be assigned by either State Street or the Fund without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. Each Fund hereby irrevocably submits to the jurisdiction of any Massachusetts state or Federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to Federal court. Each Fund hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Fund hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Funds at their address specified in Section 16 hereof. Each Fund agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

23.      Counterparts.

         The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

24.      Modification.

         This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

25. Massachusetts Business Trust Disclosure. State Street is hereby expressly put on notice of the limitation on liability set forth in the Declaration of Trust of the Funds and agrees that the obligations assumed by any Fund hereunder shall be limited in all cases to the Fund and


                            [Continued on next page]
its assets. In addition, the obligations of a Fund are not personally binding upon, nor shall recourse be had against the private property of, any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the property of the Fund shall be bound.


IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this Agreement, effective as of the first date set forth above.


                                            FIFTH THIRD FUNDS, on behalf of its
                                            respective series as listed on
                                            Schedule B, severally and not
                                            jointly


                                            By :____________________________
                                            Name:
                                            Title

                                            STATE STREET BANK AND TRUST COMPANY

                                            By :____________________________
                                            Name:
                                            Title

                                   SCHEDULE A

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the ____day of April, 2007, between FIFTH THIRD
  FUNDS, ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY
      AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY
                                ("State Street").


                                SCHEDULE OF FEES


1. Subject to Paragraph 2 below, all proceeds collected by State Street on investment of cash Collateral or any fee income shall be allocated as follows

- Seventy-five percent (75%) payable to the Fund, and

- Twenty-five percent (25%) payable to State Street.

2. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to State Street or to the Borrower under the terms of this Securities Lending Authorization Agreement.

3. The Client instructs State Street to invest cash Collateral in the State Street Navigator Securities Lending Prime Portfolio (the "Prime Portfolio"). The management fees for investing in the Prime Portfolio are as follows:

State Street Navigator Securities Lending Prime Portfolio:

On an annualized basis, the management/trustee/custody/fund administration/transfer agent fee for investing cash Collateral in the State Street Navigator Securities Lending Prime Portfolio is not more than 5.00 basis points netted out of yield. The trustee may pay out of the assets of the Prime Portfolio all reasonable expenses and fees of the Prime Portfolio, including professional fees or disbursements incurred in connection with the operation of the Prime Portfolio.

                                   SCHEDULE B

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the ____ day of April, 2007 between FIFTH THIRD
  FUNDS, ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY
      AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY
                               ("State Street").

FUND NAME                         TAXPAYER IDENTIFICATION NUMBER    TAX YEAR-END
--------------------------------------------------------------------------------
LifeModel Aggressive Fund         01-0692392
--------------------------------------------------------------------------------
LifeModel Moderately Aggressive   02-0602821
--------------------------------------------------------------------------------
LifeModel Moderate Fund           03-0445248
--------------------------------------------------------------------------------
LifeModel Moderately Cons Fund    04-3667912
--------------------------------------------------------------------------------
LifeModel Conservative Fund       01-0692404
--------------------------------------------------------------------------------
Strategic Income Fund             34-1459814
--------------------------------------------------------------------------------
Municipal Bond Fund               04-3258567
--------------------------------------------------------------------------------
Bond Fund                         04-3258573
--------------------------------------------------------------------------------
U.S. Government Bond Fund         25-1686158
--------------------------------------------------------------------------------
Ohio Municipal Bond Fund          25-1661071
--------------------------------------------------------------------------------
Short Term Bond Fund              04-3165401
--------------------------------------------------------------------------------
Intermediate Bond Fund            04-3165404
--------------------------------------------------------------------------------
Intermediate Municipal Bond Fund  06-1350168
--------------------------------------------------------------------------------
Michigan Municipal Bond Fund      04-3123124
--------------------------------------------------------------------------------
High Yield Bond Fund              20-3795171
--------------------------------------------------------------------------------
Multi Cap Value Fund              34-1621813
--------------------------------------------------------------------------------
Micro Cap Value Fund              34-1868835
--------------------------------------------------------------------------------
Small Cap Growth Fund             04-3165405
--------------------------------------------------------------------------------
Mid Cap Growth Fund               25-1685684
--------------------------------------------------------------------------------
Technology Fund                   31-1705125
--------------------------------------------------------------------------------
Quality Growth Fund               25-1688757
--------------------------------------------------------------------------------
Equity Index Fund                 04-3165402
--------------------------------------------------------------------------------
Small Cap Value Fund              57-1149540
--------------------------------------------------------------------------------
International Equity Fund         25-1738419
--------------------------------------------------------------------------------
Disciplined Large Cap Value Fund  31-1485364
--------------------------------------------------------------------------------
Dividend Growth Fund              31-1581327
--------------------------------------------------------------------------------
Large Cap Core Fund               06-1350194
--------------------------------------------------------------------------------
Prime Money Market Fund           25-1600684
--------------------------------------------------------------------------------

Institutional Money Market Fund   31-1648009
--------------------------------------------------------------------------------
Institutional Government MMKT Fd  31-1524848
--------------------------------------------------------------------------------
Government Money Market Fund      25-1656701
--------------------------------------------------------------------------------
Michigan Municipal MMKT Fund      04-3096660
--------------------------------------------------------------------------------
Municipal Money Market Fund       31-1593692
--------------------------------------------------------------------------------
Balanced Fund                     25-1688758
--------------------------------------------------------------------------------
Balanced Fund - Fixed Inc         25-1688758
--------------------------------------------------------------------------------
Balanced Fund - Equity            25-1688758
--------------------------------------------------------------------------------
Fifth Third Clearing Account      999999997
--------------------------------------------------------------------------------

                                   SCHEDULE C

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the ____ day of _______ 2007 between FIFTH THIRD FUNDS, ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND
           NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST
                            COMPANY ("State Street").


ACCEPTABLE FORMS OF COLLATERAL

o        Cash (U.S. and foreign currency);

o Securities issued or guaranteed by the United States government or its agencies or instrumentalities;

o Irrevocable bank letters of credit issued by a person other than the Borrower or an affiliate of the Borrower may be accepted as Collateral, if State Street has reasonably determined that it is appropriate to accept such letters of credit as Collateral under the securities lending programs it administers; and

o Such other Collateral as the parties may agree to in writing from time to time.

                                   SCHEDULE D

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the ____ day of _______ 2007 between FIFTH THIRD FUNDS, ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND
           NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST
                           COMPANY ("State Street").


                               APPROVED BORROWERS

                                   EXHIBIT 4.1

                     STATE STREET SECURITIES LOAN AGREEMENT